                                                                 EXHIBIT 10.4

                                LOAN AGREEMENT

         This Loan Agreement (the "Loan Agreement"), is entered into this 29th day of March, 1999 by and between POWERCERV CORPORATION, a Florida corporation ("Borrower"), and NATIONSBANK, N.A., a national banking association ("Bank").

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:
                  A. Loan. Any loan described in Section 2 below and any subsequent loan which states that it is subject to this Loan Agreement.

                  B. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                  C. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  D. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles

                  E. Guarantor(s). Guarantor(s) include, jointly and severally, each of PowerCerv Technologies Corporation, a Florida corporation that is a wholly-owned subsidiary of Borrower, and all other subsidiaries of Borrower now existing or formed during the life of the Loan. As of the date of execution of this Agreement, PowerCerv Technologies Corporation is the sole guarantor.

         2.       LOANS.

                  A. Revolving Line of Credit. Bank hereby establishes in favor of Borrower a revolving line of credit as follows;

                           (i)      Borrower shall be entitled to borrow, repay
and reborrow Funds from Bank pursuant to the terms hereof so long as the total principal amount owed to Bank under the revolving line of credit does not exceed $5,000,000.00 from the date hereof through May 31, 2000, upon which date Bank's obligation to make advances under the revolving line of credit shall terminate. This indebtedness shall be evidenced by a Commercial Promissory Note dated of even date herewith (the "Note") executed by Borrower in favor of Bank in the principal amount of $5,000,000.00. The Note shall bear interest and be payable as set forth therein and in this Loan Agreement.

                           (ii)     Prior to the disbursement by Bank of any
advances under the revolving line of credit, Bank shall have determined, to its own reasonable satisfaction, that: a) no default under the Loan Documents exists; b) the representations and warranties contained in the Loan Documents are true and correct as of the date of each advance; c) no material adverse change has occurred in the financial condition of Borrower or Guarantor(s), and d) the likelihood of payment or performance under the Loan Documents has not been materially impaired.

                           (iii)    Advances under the revolving line of credit
shall be made by Bank as soon as reasonably practical following written request by a person reasonably believed by Bank to be an authorized representative of Borrower, and pursuant to procedures established by Bank and Borrower. Unless otherwise agreed by Bank, all advances will be made to a demand deposit account maintained by Borrower at Bank.

                  B.       Collateral. The Loan shall initially be
unsecured, subject to certain conditions as hereinafter defined. However, so long as the obligation to advance funds under the Note is outstanding or any indebtedness to Bank remains unpaid, all assets, including, but not limited to, accounts receivable, inventory, proceeds, equipment and intangibles shall be maintained by Borrower, free and clear of all liens, encumbrances and pledges, except as otherwise authorized hereunder, and except for that certain general lien on certain Borrowers personal property filed by Equitable Life Assurance Society on August 16, 1995, as disclosed by Borrower to Bank.

                  C.       Purpose of Loan. Loan proceeds may be used solely:
(i) for acquisitions by Borrower; (ii) for Borrowers working capital; (iii) to repurchase shares of Borrowers stock; and (iv) to support letters of credit up to an aggregate amount of $300,000.00. Any letters of credit issued shall automatically reduce the availability of funds under the Loan by an equivalent amount.

                  D. Interest Rate. The "Applicable Margin" added to the Index as defined in the Note shall be established pursuant to Borrower's ratio of Total Liabilities to Tangible Net Worth (as further described in Paragraph 4 below) as follows:
                           (i)      If the ratio is less than 0.50 to 1.00, the
Applicable Margin shall be at a per annum rate of 1.50%; and

                           (ii) If the ratio is equal to or greater than 0.50 to
1.00, the Applicable Margin shall be at a per annum rate of 2.00%.

                           Upon Bank's receipt of the financial statements (the
"Financial Statements" and other information required by Section 4 below, Bank shall calculate the Applicable Margin and notify Borrower thereof. Any change in the Interest Rate shall become effective five (5) business days following Bank's receipt of the Financial Statements. In addition to all other rights and remedies available to Bank under the Loan Documents, should Borrower fail to timely provide the Financial Statements, Bank may in its sole discretion, upon five (5) days prior written notice to Borrower, increase the Interest Rate to the Default Rate, as defined in the Note.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. Good Standing. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

                  B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

                  C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                  D. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. No Conflicting Agreements. There is no provision of Borrower's certificate of incorporation or bylaws or any other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement " the other Loan Documents.

                  F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, excluding leased assets and assets for which a purchase money security interest is given, and except for those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

                  G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

                  H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since 12/31/98. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading. Borrower has informed Bank of the possible sale of its general consulting and general education services business to a third party purchaser and the effects thereof on its Financial Statements.

                  I. Executive Offices. Borrower's chief executive office is located at 400 N. Ashley Drive, Suite 2700, Tampa, Florida 33602.

                  J. Environmental. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                  K. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan. Bank agrees that for representations and warranties under paragraphs D, F, G, H and I above, information contained in Borrower's Securities and Exchange Commission filings shall be sufficient to update Bank on those matters under this Agreement.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                           (i)      Maintain a ratio of Total Liabilities to
Tangible Net Worth of no more than 0.75 to 1.00 at all times. "Tangible Net Worth" shall mean the net worth of Borrower less any assets deemed intangible by GAAP (including, but not limited to, goodwill, trademarks, copyrights, and loans), less advances to and investments in any related or third parties.

                           (ii)     Maintain a Current Ratio, defined as current
assets divided by current liabilities, of no less than 2.50 to 1.00 at all times. (For purposes of determining

Current Ratio, deferred revenue shall be considered a non-current liability, and any outstanding balance under the Loan shall be considered a current liability).

                           (iii)    In addition to the requirements of (i) and
(ii) above, if Borrower seeks funding under the Loan in excess of Two Million Dollars ($2,000,000.00), Borrower shall have and maintain a Funded Debt to EBITDA ratio less than or equal to 2.00 to 1.00. "Funded Debt" shall include Borrower's total indebtedness to Bank, and "EBITDA" shall include the sum of net income, interest expense, income taxes, depreciation and amortization. This ratio shall be measured on a rolling four quarter basis using peak borrowing during the most recent quarter versus EBITDA for the most recent and immediately prior three quarters. Net income shall exclude all one time non-cash write-downs, gains on sales of assets, and similar non-operating gains.

                           (iv)     If Borrower seeks (or obtains) funding under
the Loan in excess of Two Million Dollars ($2,000,000.00) and Borrower does not have (or maintain) a Funded Debt to EBITDA ratio less than or equal to 2.00 to 1.00, then Borrower's indebtedness under the Loan may exceed Two Million
Dollars ($2,000,000.00) only upon the granting by Borrower to Bank of a perfected first priority lien on all accounts receivable, inventory and proceeds securing all indebtedness owed by Borrower to Bank. Such lien shall be perfected in form reasonably acceptable to Bank and its counsel, and at Borrower's sole expense, including, but not limited to, Bank's reasonable attorneys' fees and costs, taxes, recording fees, and other related expenses. Borrower shall use its best reasonable efforts to obtain the prompt consent of any necessary parties to the execution of all documents reasonably necessary to the perfection of such lien and shall promptly assist Bank in any other matters reasonably required to Bank in connection therewith.

                  B. Financial Statements and Other Information. Maintain a system of accounting reasonably satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, upon five
(5) days prior written notice permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times during normal business hours and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

                  In addition, Borrower will

                           (i)      Furnish to Bank quarterly within forty-five
(45) days after the end of each quarter, internally prepared financial statements of Borrower, on a consolidated basis including a balance sheet and income statement.

                           (ii)     Furnish to Bank annually, within ninety
(90) days after the and of each fiscal year of Borrower, a consolidated balance sheet and income statement prepared in accordance with GAAP on an audited basis by an independent certified public accountant acceptable to Bank, including statements of financial condition, income, cash flow, and changes in shareholders' equity as well as management letter, if any.

                           (iii)    If outstanding indebtedness exists on the
revolving line of credit, furnish to Bank a compliance certificate for and executed by Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                           (iv)     Furnish to Bank promptly upon becoming
available, a copy of all (a) reports, registration statements and other materials filed by Borrower with the Securities and Exchange Commission including Borrower's 10-K and 10-Q; and (b) offering circulars made in connection with any distribution or sale of Borrower's securities.

                           (v)      If Bank obtains a security interest as
described above, Borrower shall furnish to Bank quarterly, within thirty (30) days after the end of each quarter, accounts receivable agings, inventory agings, and accounts payable lists all as of the last day of the quarter.

                           (vi)     Furnish to Bank promptly such additional
information, reports and statements respecting the business operations and financial condition of Borrower and Guarantors, respectively, from time to time, as Bank may reasonably request,

                  C. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least thirty (30) days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and thirty (30) days prior to each policy renewal.

                  D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                  E. Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any material litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.00.

                  F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  G. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  H.       Environmental. Immediately advise Bank in writing of
(i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents), excluding the potential transaction described in Section 3.H. above:

                  A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary.

                  B. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in any of its assets, except for purchase money liens up to an aggregate amount of $500,000.00, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                  C. Extensions of Credit. Make or permit any subsidiary to make, any loan or advance in excess of an aggregate amount of $300,000.00 to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

                  D. Borrowing. Create, incur, assume or become liable in any manner for any indebtedness in excess of $500,000.00 (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                  E. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                  F. Management Change. Make any substantial change in its present executive or management personnel.

         6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Bank. Borrower shall have ten (10) days to cure any default under this Agreement. With respect to Sections 4.A.(i) and 4.A.(ii), Borrower shall have thirty (30) days from the receipt of promptly received financial statements to cure such default. With respect to Section 5.B., Borrower shall have thirty (30) days to cure any liens in the aggregate of $25,000.00 or less.

         7. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

                  Borrower:         PowerCerv Corporation
                                    Attn: Stephen M. Wagman
                                    400 N. Ashley Drive, Suite 2700
                                    Tampa, Florida 33602

                  Bank:             NationsBank, N.A.
                                    Attn: Commercial Credit Center
                                    9000 Southside Boulevard
                                    Building 100, 7th Floor
                                    Jacksonville, Florida 32256

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows.

                  A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                  B.       If sent by any other means, upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the terms of the Loan Documents.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other. or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. Applicable Law. This Loan Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its choice of law principles.

                  C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. Indemnification Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt. Deed of Trust, Security Agreement or Mortgage securing the Loan.


                  G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Loan shall not have expired.

         11. MANDATORY ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR

(II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.


         12. NOTICE OF FINAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         13. JOINDER OF GUARANTOR. Guarantor joins herein, and by its execution below, agrees that it will be bound by and shall observe all of the terms, conditions, covenants, representations and warranties of this Loan Agreement and the Loan Documents. Additionally, all financial covenants shall be based upon the consolidated financial statements of Borrower and Guarantor as reported to the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        BORROWER:

                                        POWERCERV CORPORATION

                                        By:   /s/ Spencer D. Lloyd
                                            -----------------------------
                                        Print Name: Spencer D. Lloyd
                                                    ---------------------
                                        Its: Vice President
                                             ----------------------------

                                        GUARANTOR:
                                        POWERCERV TECHNOLOGIES CORPORATION

                                        BORROWER:

                                        POWERCERV CORPORATION

                                        By:   /s/ Spencer D. Lloyd
                                            -----------------------------
                                        Print Name: Spencer D. Lloyd
                                                    ---------------------
                                        Its: Vice President
                                             ----------------------------

                                        BANK:

                                        NATIONSBANK, N.A.

                                        By:   /s/ Edmund O'Carroll
                                            -----------------------------
                                        Print Name: Edmund O'Carroll
                                                    ---------------------
                                        Its: Sr. Vice President
                                             ----------------------------


/s/ Kelli Britt
-------------------------               SWORN TO AND SUBSCRIBED
/s/                                     BEFORE ME, THIS 29 DAY OF
-------------------------               MARCH, 1999.

                                        /s/ Thomas J. Capella
                                        ---------------------------------
                                                 Notary Public
                                          Thomas J. Capella
                                          My commission expires at death

                           COMMERCIAL PROMISSORY NOTE


$5,000,000.00                                           PLACE OF EXECUTION:
                                                        New Orleans, Louisiana
                                                        DATE OF EXECUTION:
                                                        March 29, 1999

         FOR VALUE RECEIVED, the undersigned, POWERCERV CORPORATION, a Florida corporation ("Borrower"), promises to pay to the order of NATIONSBANK, N. A., a national banking association ("Lender"), at its principal place of business at 9000 Southside Boulevard, Building 100, Jacksonville, Florida 32256, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), together with interest on the unpaid principal balance from time to time outstanding, to be paid pursuant to the following terms and provisions:

         1. Loan Agreement. Borrower and Lender have entered into a Loan Agreement dated of even date herewith (as amended or renewed from time to time, the "Loan Agreement"), the terms of which Loan Agreement are incorporated herein by reference.

         2.       Revolving Credit Advances. The loan evidenced by this
Note is a revolving loan, and Borrower may borrow, repay and reborrow principal amounts during the term of this Note subject to the terms contained herein and in the Loan Agreement. Notwithstanding the foregoing, the outstanding principal balance of this Note shall not exceed Five Million Dollars ($5,000,000.00) at any one time.

         3. Variable Interest Rate. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the "Wall Street Journal LIBOR Rate", which is a fluctuating rate of interest equal to the three (3) month London interbank offered rate as published in the "Money Rates" section of The Wall Street Journal on the immediately preceding business day as adjusted from time to time in Lender's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this Note, Lender may designate a substitute Index after notice to Borrower. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each date of such change in the Index. The interest rate applied to the unpaid balance of this Note shall be calculated by adding to the Index an applicable margin as further described in the Loan Agreement, which margin shall be at a per annum rate of either 1.50% or 2.00%, as further described in the Loan Agreement. Lender will tell Borrower the current Index upon Borrower's request. Upon demand for payment of this Note, the interest rate on this Note to be applied to the unpaid balance of principal, unpaid accrued interest, costs and fees, to be applicable until paid in full, will be the highest interest rate permitted by applicable law.

The interest on this Note shall never be greater than an amount, which, if added to the amount of any discount, additional fees or charges paid by Borrower which constitutes interest under the laws of the State of Florida, would cause the total amount of interest to exceed the maximum rate of interest chargeable to the Borrower under such law. Lender agrees to refund, and Borrower agrees to accept refund of, any and all sums received hereunder by Lender which are determined usurious by any court of competent jurisdiction.

         4.       Payments.


                  (a) Interest only on this Note, at the rate set forth above, shall be payable monthly in arrears commencing on the 29th day of April, 1999, and continuing on the same day of each consecutive month thereafter, including the month of April, 2000.

                  (b) All unpaid principal evidenced by this Note, together with accrued and unpaid interest, shall be due and payable on May 31, 2000.

                  (c) The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

                  (d) Each payment shall be applied first to Lender's costs and expenses, then to fees authorized hereunder or under the Loan Agreement, then to the payment of interest and then to reduction of the principal balance.

         5. Prepayment. Privilege is hereby reserved to prepay the principal due under the Note in whole or in part without penalty. Prepayment shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Lender to pursue all remedies available to it hereunder, under the Loan Agreement or under any security agreement securing this indebtedness, or under any other loan document.

         6. Late Charge. If any installment of principal and interest on this Note is not paid within fifteen (15) days after the due date thereof, Borrower shall pay Lender a late charge of four percent (4.0%) of such installment, which shall be immediately due and payable.

         7. Default. If payment is not made when due as herein provided or if any default occurs under the Loan Agreement, which default is not cured pursuant to the terms of the Loan Agreement, the entire principal balance together with all accrued interest thereon shall become due and payable without notice at the option of Lender, and shall bear interest at the highest rate allowed by law until paid. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Acceptance by Lender of any partial payment hereunder shall not constitute a waiver of any default by Borrower under this Note. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender the amount of these costs and expenses, which include, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, and court costs, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.

         8. Setoffs. Borrower and any endorsers, sureties, guarantors, and all others who are, or who may become, liable for the payment hereof, severally grant to Lender a continuing first lien security interest in any and all money, general or specific deposits, or property of any such parties now or hereafter in the possession of Lender. Borrower and such other parties authorize and empower Lender, in its sole discretion, at any time after the occurrence of a default hereunder to appropriate and, in such order as Lender may elect, apply any such money, deposits or property to the payment hereof or to the payment of any and all indebtedness, liabilities and obligations of such parties to Lender or any of Lender's affiliates, whether now existing or hereafter created or arising or now owned or howsoever after acquired by Lender or any of Lender's affiliates (whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, including, but not limited to, any letter of credit issued by Lender for the account of any such parties).

         9. General Provisions. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Borrower hereby waives and renounces any and all exemption rights and the benefit of all valuation and appraisement privileges as against the debt or any renewal or extension thereof, waives demand, protest, notice of non-payment and any and all lack of diligence or delays in collection or enforcement hereof and expressly consents to any extension of time, release of any party liable for this obligation, release of any of the security for this Note, acceptance of other security therefor, or any other indulgence or forbearance whatsoever. Any such extension, release, indulgence or forbearance may be made without notice to said party and without in any way affecting the personal liability of such party.

         10. Governing Law. This Note shall be construed and enforced according to the laws of the State of Florida, without regard to its choice of law principles.

         11. Collateral. This Note is initially unsecured, but repayment of the indebtedness may become secured in the future, as further reflected in the Loan Agreement.

         12.      YEAR 2000 REPRESENTATIONS AND WARRANTIES. BORROWER HAS
(I) BEGUN ANALYZING THE OPERATIONS OF BORROWER AND ITS SUBSIDIARIES AND AFFILIATES, IF ANY, THAT COULD BE ADVERSELY AFFECTED BY FAILURE TO BECOME YEAR 2000 COMPLIANT (THAT IS, THAT COMPUTER APPLICATIONS,

EMBEDDED MICROCHIPS AND OTHER SYSTEMS WILL BE ABLE TO PERFORM DATE-SENSITIVE FUNCTIONS PRIOR TO AND AFTER DECEMBER 31,1999); AND (II) DEVELOPED A PLAN FOR BECOME YEAR 2000 COMPLIANT IN A TIMELY MANNER, THE IMPLEMENTATION OF WHICH IS ON SCHEDULE IN ALL MATERIAL RESPECTS. BORROWER REASONABLY BELIEVES THAT IT WILL BECOME YEAR 2000 COMPLIANT FOR ITS OPERATIONS AND THOSE OF ITS SUBSIDIARIES AND AFFILIATES ON A TIMELY BASIS EXCEPT TO THE EXTENT THAT A FAILURE TO DO SO COULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT UPON THE FINANCIAL CONDITION OF BORROWER. BORROWER REASONABLY BELIEVES ANY SUPPLIERS AND VENDORS THAT ARE MATERIAL TO THE OPERATIONS OF BORROWER OR ITS SUBSIDIARIES AND AFFILIATES WILL BE YEAR 2000 COMPLIANT FOR THEIR OWN COMPUTER APPLICATIONS EXCEPT TO THE EXTENT THAT A FAILURE TO DO SO COULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT UPON THE FINANCIAL CONDITION OF BORROWER. BORROWER WILL PROMPTLY NOTIFY LENDER IN THE EVENT BORROWER DETERMINES THAT ANY COMPUTER APPLICATION WHICH IS MATERIAL TO THE OPERATIONS OF BORROWER, ITS SUBSIDIARIES AND AFFILIATES OR ANY OF ITS MATERIAL VENDORS OR SUPPLIERS WILL NOT BE FULLY YEAR 2000 COMPLIANT ON A TIMELY BASIS, EXCEPT TO THE EXTENT THAT SUCH FAILURE COULD NOT REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT UPON THE FINANCIAL CONDITION OF BORROWER.

         13. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein


         14. MANDATORY ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (a) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE, OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTRATION BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         (b) RESERVATION OF RIGHTS, NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OR ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF ANY ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PART, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         15. NOTICE OF FINAL AGREEMENT. THIS WRITTEN COMMERCIAL PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed the day and year first above written.


                                       POWERCERV CORPORATION

                                       By:   /s/
                                           -----------------------------
                                       Print Name:
                                                   ---------------------
                                       Its: Vice President
                                            ----------------------------

                                       Borrower's Address: 2700 N. Ashley Drive
                                                           Suite 2700
                                                           Tampa, FL 33602


/s/ Kelli Britt
-------------------------              SWORN TO AND SUBSCRIBED
/s/                                    BEFORE ME, THIS 29 DAY OF
-------------------------              MARCH, 1999.

                                       /s/ Thomas J. Capella
                                       ---------------------------------
                                                Notary Public
                                              Thomas J. Capella
                                          My commission expires at death